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                                                              EXHIBIT (h)(41(b)

                              AMENDMENT NO. 1 TO
                            PARTICIPATION AGREEMENT

   The United States Life Insurance Company in the City of New York, Pioneer Variable Contracts Trust, Pioneer Investment Management, Inc. and Pioneer Funds Distributor, Inc. hereby amend the Participation Agreement made and entered into as of December 10, 2004 as follows:

   Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

   IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 1 be effective as of the 1st day of May, 2006.

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

                                        ATTEST:


By:    -----------------------------    By:    -------------------------------
Name:                                   Name:
Title:                                  Title:
Date:                                   Date:

PIONEER VARIABLE CONTRACTS TRUST,
On behalf of the Portfolios
By its authorized officer and not
individually,


By:    -----------------------------
Name:
Title:
Date:

PIONEER INVESTMENT MANAGEMENT, INC.
By its authorized officer,


By:    -----------------------------
Name:
Title:
Date:

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                                  SCHEDULE A

                      ACCOUNTS, CONTRACTS AND PORTFOLIOS
                    SUBJECT TO THE PARTICIPATION AGREEMENT
                               As of May 1, 2006

     Name of Separate
     Account and Date                                     Portfolios and
 Established by Board of       Contracts Funded          Class of Shares
        Directors            By Separate Account      Available to Contracts
 -----------------------   ------------------------  ------------------------
 The United States Life    Platinum Investor         Pioneer Fund VCT
 Insurance Company in the  Variable Life Insurance   Portfolio (Class I)
 City of New York          Policies                  Pioneer Growth
 Separate Account USL                                Opportunities VCT
 VL-R, established                                   Portfolio (Class I)
 August 8, 1997

 The United States Life    Platinum Investor PLUS    Pioneer Mid Cap Value
 Insurance Company in the  Variable Life Insurance   VCT Portfolio (Class I)
 City of New York          Policies
 Separate Account USL      Platinum Investor
 VL-R, established         Survivor II Variable
 August 8, 1997            Life Insurance Policies

 The United States Life    Platinum Investor         Pioneer Mid Cap Value
 Insurance Company in the  Immediate Variable        VCT Portfolio (Class I)
 City of New York          Annuity
 Separate Account USL
 VA-R, established
 August 8, 1997

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